Exhibit 10.1

Purchaser Voting Agreement

This Voting Agreement (this “Agreement”), dated as of April __, 2025, is entered into by and between the undersigned stockholders (each, “Stockholder” and, collectively, “Stockholders”) of Coeptis Therapeutics Holdings Inc., a Delaware corporation (“Purchaser”), and Z Squared Inc., a Wyoming corporation (the “Company”). Company and Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Purchaser, and CP Merger Sub Inc., a Wyoming corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, in order to induce Company to enter into the Merger Agreement, Stockholders are willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.0001 per share, of Purchaser and the shares of preferred stock, par value $0.0001 per share, of Purchaser (collectively, “Purchaser Stock”) Beneficially Owned (as defined below) by Stockholders and set forth below respective Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Purchaser Stock pursuant to Section 6, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Company has required that Stockholders, and Stockholders have agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2. Representations of Stockholders.

Each Stockholder hereby represents and warrants to Purchaser that:

(a) Ownership of Shares. Such Stockholder: (i) is the Beneficial Owner of, and has good and marketable title to, all of the Original Shares, free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which such Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Disclosure of All Shares Owned. Such Stockholder does not Beneficially Own any shares of Purchaser Stock other than the Original Shares.

1

(c) Power and Authority; Binding Agreement. Such Stockholder has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder (including delivering the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors’ rights generally.

(d) No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to such Stockholder or result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation (including organizational documents) binding upon such Stockholder or any of the Shares.

(e) No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental entity or any other Person on the part of such Stockholder is required in connection with the valid execution, delivery, or performance of this Agreement.

(f) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or otherwise) (each an “Action”) pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Agreement to Vote Shares; Irrevocable Proxy.

(a) Agreement to Vote and Approve. Such Stockholder irrevocably and unconditionally agree during the term of this Agreement, at any annual or special meeting of Purchaser called with respect to the following matters, and at every adjournment or postponement thereof, and for every action or approval by written consent or consents of Purchaser stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares: (i) in favor of (1) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (2) any proposal to adjourn or postpone such meeting of stockholders of Purchaser to a later date if there are not sufficient votes to approve the Merger; and (ii) against (1) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Purchaser under the Merger Agreement or of Stockholders under this Agreement, and (2) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Purchaser’s, the Company’s, or Merger Sub’s conditions to Closing under the Merger Agreement or change in any manner the voting rights of any class of shares of Purchaser (including any amendments to Purchaser’s certificate of incorporation or bylaws).

(b) Irrevocable Proxy. Such Stockholder hereby appoints Purchaser and any designee of Purchaser, and each of them individually, until the Expiration Time (as defined below) (at which time this proxy shall automatically be revoked), as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Shares. The power of attorney granted by such Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

2

4. No Voting Trusts or Other Arrangement.

Such Stockholder agrees that, during the term of this Agreement, such Stockholder will not, and will not permit any Person under such Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares, in each case other than those entered into with, or otherwise for the benefit of, Purchaser.

5. Transfer and Encumbrance.

Such Stockholder agrees that during the term of this Agreement, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, gift, pledge, convey any legal or Beneficial Ownership interest in, or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (each, a “Transfer”), any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of any of the Shares or such Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of the Shares by a Stockholder to: (a) any member of such Stockholder’s immediate family; (b) a trust under which distributions may be made only to such Stockholder or any member of such Stockholder’s immediate family; or (c) to an Affiliate of such Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by all of the terms of this Agreement.

6. Additional Shares.

Such Stockholder agrees that all shares of Purchaser Stock that such Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of Purchaser affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7. Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a) Waiver of Appraisal and Dissenters’ Rights. To the fullest extent permitted by applicable Law, such Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that such Stockholder may have by virtue of ownership of the Shares.

(b) Waiver of Certain Other Actions. Such Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Purchaser, the Company, or any of their respective Subsidiaries or successors: (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (ii) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the board of directors of the Company or Purchaser in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby.

8. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Effective Time; (b) the date on which the Merger Agreement terminates in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties; provided, however, that (i) this Section 8 shall survive the termination of this Agreement and remain in full force and effect, and (ii) nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

3

9. No Solicitation.

Subject to Section 10, such Stockholder shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Affiliates and Representatives not to: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to an Acquisition Proposal; (d) solicit proxies with respect to a Acquisition Proposal, or otherwise encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; or (e) initiate a stockholders’ vote or action by written consent of Purchaser’s stockholders with respect to an Acquisition Proposal.

10. No Agreement as Director or Officer.

Such Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the record and Beneficial Owners of the Shares (and not in any other capacity, including any capacity as directors or officers of Purchaser or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Stockholder in such Stockholder’s capacity as directors or officers of the Company or its Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Stockholder from exercising such Stockholder’s fiduciary duties as a director or officer to Purchaser, its Subsidiaries, or their respective stockholders.

11. Further Assurances.

Such Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Purchaser may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

12. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholders hereby authorize Purchaser or its counsel to notify Purchaser’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Purchaser following the Expiration Time.

13. Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or in damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

4

14. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15. Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):

If to Stockholders, to: Coeptis Therapeutics Holdings Inc. 105 Bradford Road, Suite 420 Wexford, PA 15090 Attn: David Mehalick, CEO Telephone No.: Email: dave.mehalick@coeptistx.com with a copy (which will not constitute notice) to:

Meister Seelig & Fein PLLC
125 Park Avenue, 7th Floor
New York, New York 10017
Attn: Denis A. Dufresne, Esq.
Telephone No.: (212) 655-3500
Email: dad@msf-law.com

If to the Company, to: Z Squared Inc. 670 NW 113th Street Miami, Florida 33168 Attn: David Halabu Telephone No.: (305) 213-7625 Email: David@10llc.com

with a copy (which will not constitute notice) to:

Baker Hostetler
811 Main Street, Suite 1100
Houston, Texas 77002
Attn: Alan Lanis Jr. (“JR”)
Telephone No.: (310) 442-8828
Email: jrlanis@bakerlaw.com

16. Miscellaneous.

(a) Governing Law. This Agreement, and all Legal actions (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

5

(b) Submission to Jurisdiction. Each of the Parties irrevocably agrees that any Legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns shall be brought and determined exclusively in any state court located in Wilmington, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal action, in any federal court located in Wilmington, Delaware. Each of the Parties agrees that service of process or other papers in connection with any such Legal action in the manner provided for notices in Section 15 or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such Legal action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 16(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(C).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(e) Severability. If any term or provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6

(g) Interpretation. The section headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if,” and the word “or” is not exclusive. The definitions of terms defined herein, or defined in the Merger Agreement and incorporated herein, shall apply equally to the singular and plural forms of such terms. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(h) Assignment. Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Any assignment contrary to the provisions of this Section 16(h) shall be null and void.

(i) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[signature page follows]

7

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Z Squared Inc., a Wyoming corporation
By_____________________ Name: David Halabu Title: Chief Executive Officer STOCKHOLDERS:

[STOCKHOLDER ENTITY NAME]

By_____________________

Name:

Title:

Number of Shares of Purchaser Stock Beneficially Owned as of the date of this Agreement: [___]

[INDIVIDUAL STOCKHOLDER NAME]

_____________________

By_____________________

Name:

Number of Shares of Purchaser Stock Beneficially Owned as of the date of this Agreement: [___]

8